CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED INCOME STATEMENTS
(Dollars in Millions, Except Per Share Amounts)

	(Unaudited)
	Quarters Ended
	Mar. 26,	Mar. 28,
	2004	2003
Revenue and Expense
Operating Revenue	$1,963	$2,016
Operating Expense	1,802	1,839

Operating Income	161	177
Other (Expense) Income	(10)	(10)
Interest Expense	108	103

Earnings
Earnings Before Income Taxes and Cumulative Effect of Accounting Change	43	64
Income Tax Expense	13	22

Earnings Before Cumulative Effect of Accounting Change	30	42
Cumulative Effect of Accounting Change — Net of Tax	—	57

Net Earnings	$30	$99

Per Common Share
Earnings Per Share, Assuming Dilution:
Before Cumulative Effect of Accounting Change	$0.14	$0.20
Cumulative Effect of Accounting Change	—	0.26

Net Earnings	$0.14	$0.46

Average Diluted Common Shares Outstanding (Thousands)	215,152	214,164

Cash Dividends Paid Per Common Share	$0.10	$0.10

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	Mar. 26,	Dec. 26,
	2004	2003
Assets
Current Assets
Cash, Cash Equivalents and Short-term Investments	$447	$368
Accounts Receivable — Net	1,170	1,163
Materials and Supplies	179	170
Deferred Income Taxes	128	136
Other Current Assets	108	66

Total Current Assets	2,032	1,903

Properties	19,546	19,267
Accumulated Depreciation	5,700	5,537

Properties – Net	13,846	13,730

Investment in Conrail	4,683	4,678
Affiliates and Other Companies	494	515
Other Long-term Assets	1,018	934

Total Assets	$22,073	$21,760

Liabilities
Current Liabilities
Accounts Payable	$864	$827
Labor and Fringe Benefits Payable	377	397
Casualty, Environmental and Other Reserves	313	280
Current Maturities of Long-term Debt	425	426
Short-term Debt	154	2
Income and Other Taxes Payable	109	123
Other Current Liabilities	124	155

Total Current Liabilities	2,366	2,210
Casualty, Environmental and Other Reserves	822	836
Long-term Debt	6,970	6,886
Deferred Income Taxes	3,780	3,752
Other Long-term Liabilities	1,651	1,623

Total Liabilities	15,589	15,307

Shareholders’ Equity
Common Stock, $1 Par Value	215	215
Other Capital	1,585	1,579
Retained Earnings	4,968	4,957
Accumulated Other Comprehensive Loss	(284)	(298)

Total Shareholders’ Equity	6,484	6,453

Total Liabilities and Shareholders’ Equity	$22,073	$21,760

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in Millions)

	(Unaudited)
	Quarters Ended
	Mar. 26,	Mar. 28,
	2004	2003
Operating Activities
Net Earnings	$30	$99
Adjustments to Reconcile Net Earnings to Net Cash Provided:
Depreciation	167	160
Deferred Income Taxes	(11)	18
Cumulative Effect of Accounting Change — Net of Tax	—	(57)
Restructuring Charge	59	—
Other Operating Activities	28	22
Changes in Operating Assets and Liabilities:
Accounts Receivable	4	(73)
Other Current Assets	(51)	(31)
Accounts Payable	27	51
Other Current Liabilities	(49)	(145)

Net Cash Provided by Operating Activities	204	44

Investing Activities
Property Additions	(264)	(150)
Net Proceeds from Divestitures	—	214
Short-term Investments — Net	(132)	(1)
Other Investing Activities	(25)	(32)

Net Cash Provided (Used) by Investing Activities	(421)	31

Financing Activities
Short-term Debt — Net	152	12
Long-term Debt Issued	50	67
Long-term Debt Repaid	(32)	(95)
Dividends Paid	(21)	(21)
Other Financing Activities	2	(6)

Net Cash Provided (Used) by Financing Activities	151	(43)

Cash, Cash Equivalents and Short-term Investments
Net Increase (Decrease) in Cash and Cash Equivalents	(66)	32
Cash and Cash Equivalents at Beginning of Period	296	127

Cash and Cash Equivalents at End of Period	230	159
Short-term Investments at End of Period	217	135

Cash, Cash Equivalents and Short-term Investments at End of Period	$447	$294

Notes to Consolidated Financial Statements

(a)	Statement of Financial Accounting Standard (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” was issued in 2001. In conjunction with the group-life method of accounting for asset costs, the Company historically accrued crosstie removal costs as a component of depreciation, which is not permitted under SFAS 143. With the adoption of SFAS 143 in fiscal year 2003, CSX recorded pretax income of $93 million, $57 million after tax, or 26 cents per share, as a cumulative effect of an accounting change in the first quarter, representing the reversal of the accrued liability for crosstie removal costs. The adoption of SFAS 143 did not have a material effect on prior reporting periods, and the Company does not believe it will have a material effect on future earnings.

(b)	In February 2003, CSX conveyed most of its interest in its domestic container-shipping subsidiary, CSX Lines LLC (“CSX Lines”), to a new venture formed with the Carlyle Group for approximately $300 million (gross cash proceeds of approximately $240 million, $214 million net of transaction costs and $60 million of securities). CSX Lines was subsequently renamed Horizon Lines LLC (“Horizon”). A deferred pretax gain of approximately $127 million as a result of the transaction will be recognized over the 12-year sub-lease term. Horizon has subleased equipment from certain affiliates of CSX covering the primary financial obligations related to $300 million of vessel and equipment leases under which CSX or one of its affiliates will remain a lessee or guarantor.

(c)	In the first quarter of 2004, the Company recorded $59 million pretax, $37 million after tax, 17 cents per share, for (1) separation expenses related to the management restructuring announced in November 2003 at Surface Transportation and for (2) International Terminals restructuring initiatives in an effort to maintain and improve productivity standards in light of current business conditions.

(d)	In the first quarter of 2004, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities.” Therefore, the Company consolidated Four Rivers Transportation (“FRT”), a short-line railroad, which was previously accounted for under the equity method. The first quarter of 2004 includes revenues, operating expenses and after-tax income of approximately $14 million, $10 million and $1 million for FRT, respectively. The quarter ended March 28, 2003, includes net equity earnings of FRT of approximately $1 million (included in other income).

Exhibit 99.2

CSX REPORTS FIRST QUARTER EARNINGS
Surface Transportation Revenue Sets First Quarter Record

     JACKSONVILLE, Fla., April 28, 2004 - CSX Corporation (NYSE: CSX) today reported first quarter net earnings of $30 million, or 14 cents per share, versus $99 million, or 46 cents per share, a year ago, including the favorable cumulative effect of a 2003 accounting change of $57 million after tax or 26 cents per share. First quarter 2004 included an after-tax charge of $37 million, or 17 cents per share, related to the Company’s management restructuring initiatives. Excluding the restructuring charge, first quarter 2004 net earnings would have been $67 million, or 31 cents per share. Surface Transportation operating income, comprising the rail and intermodal units, was $151 million.

     Excluding the pre-tax restructuring charge of $53 million, first quarter 2004 Surface Transportation operating income was $204 million, compared to $169 million last year – a $35 million increase. The 21% increase in operating income was driven by record first quarter Surface Transportation revenue of $1.92 billion. Revenue gains were led by strong growth in most CSX markets, including a 10% rise in coal, coke and iron ore.

     “We are pleased by the record revenue growth in the first quarter delivered by our Surface Transportation units,” said Michael J. Ward, CSX chairman and chief executive officer. “This effort reflects our success in both value pricing and business growth through modal conversions, new product offerings and the creation of new markets for rail service.”

     Ward said that while he is pleased with the continued revenue growth, operating improvement and cost reductions must accelerate. “We plan to exceed historical-best operating levels through short-term efforts and, over the long term, the redesign of our network. The new operating initiatives and the leadership of our new chief operating officer, Tony Ingram, will drive significant improvement in our cost structure, service reliability and shareholder value.”

     On a consolidated basis, revenues were $1.96 billion versus $2.02 billion a year ago. This comparison to prior year includes a $127 million revenue decrease, resulting from the conveyance of CSX Lines in February 2003, offset by Surface Transportation revenue growth of $82 million in the quarter.

     Looking forward, Ward said, “Combined with our own growth strategies, I see the strengthening economy and improved industrial production levels as terrific opportunities to continue our record of revenue increases. At the same time, we’ll be working to overcome continued service challenges and deliver consistent, continuous improvement in our operating and financial measures. Over time, this will allow CSX to better leverage the value of our system.”

     CSX Corporation, based in Jacksonville, Fla., operates one of the largest rail networks in the United States and also provides intermodal and international terminal management services. More information about the company is available at its Internet address: www.csx.com.

     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.

500 Water Street
15th Floor, C900
Jacksonville, FL 32202
http://www. csx.com

Contact:

David Baggs
(904) 359-4812

The accompanying unaudited financial information should be read in conjunction with the Company’s 2003 Annual Report on Form 10-K, 2003 Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED INCOME STATEMENTS
(Dollars in Millions,Except Per Share Amounts)

	(Unaudited)
	Quarters Ended
	Mar. 26,	Mar. 28,
	2004	2003
Revenue and Expense
Operating Revenue	$1,963	$2,016
Operating Expense	1,802	1,839

Operating Income	161	177
Other (Expense) Income	(10)	(10)
Interest Expense	108	103

Earnings
Earnings Before Income Taxes and Cumulative Effect of Accounting Change	43	64
Income Tax Expense	13	22
Earnings Before Cumulative Effect of Accounting Change	30	42
Cumulative Effect of Accounting Change - Net of Tax	—	57

Net Earnings	$30	$99

Per Common Share
Earnings Per Share, Assuming Dilution:
Before Cumulative Effect of Accounting Change	$0.14	$0.20
Cumulative Effect of Accounting Change	—	0.26

Net Earnings	$0.14	$0.46

Average Diluted Common Shares Outstanding (Thousands)	215,152	214,164

Cash Dividends Paid Per Common Share	$0.10	$0.10

Notes to Consolidated Financial Statements

(a)	Statement of Financial Accounting Standard (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” was issued in 2001. In conjunction with the group-life method of accounting for asset costs, the Company historically accrued crosstie removal costs as a component of depreciation, which is not permitted under SFAS 143. With the adoption of SFAS 143 in fiscal year 2003, CSX recorded pretax income of $93 million, $57 million after tax, or 26 cents per share, as a cumulative effect of an accounting change in the first quarter, representing the reversal of the accrued liability for crosstie removal costs. The adoption of SFAS 143 did not have a material effect on prior reporting periods, and the Company does not believe it will have a material effect on future earnings.

(b)	In February 2003, CSX conveyed most of its interest in its domestic container-shipping subsidiary, CSX Lines LLC (“CSX Lines”), to a new venture formed with the Carlyle Group for approximately $300 million (gross cash proceeds of approximately $240 million, $214 million net of transaction costs and $60 million of securities). CSX Lines was subsequently renamed Horizon Lines LLC (“Horizon”). A deferred pretax gain of approximately $127 million as a result of the transaction will be recognized over the 12-year sub-lease term. Horizon has subleased equipment from certain affiliates of CSX covering the primary financial obligations related to $300 million of vessel and equipment leases under which CSX or one of its affiliates will remain a lessee or guarantor.

(c)	In the first quarter of 2004, the Company recorded $59 million pretax, $37 million after tax, 17 cents per share, for (1) separation expenses related to the management restructuring announced in November 2003 at Surface Transportation and for (2) International Terminals restructuring initiatives in an effort to maintain and improve productivity standards in light of current business conditions.

(d)	In the first quarter of 2004, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities.” Therefore, the Company consolidated Four Rivers Transportation (“FRT”), a short-line railroad, which was previously accounted for under the equity method. The first quarter of 2004 includes revenues, operating expenses and after-tax income of approximately $14 million, $10 million and $1 million for FRT, respectively. The quarter ended March 28, 2003, includes net equity earnings of FRT of approximately $1 million (included in other income).

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	Mar. 26,	Dec. 26,
	2004	2003
Assets
Current Assets
Cash, Cash Equivalents and Short-term Investments	$447	$368
Accounts Receivable — Net	1,170	1,163
Materials and Supplies	179	170
Deferred Income Taxes	128	136
Other Current Assets	108	66

Total Current Assets	2,032	1,903

Properties	19,546	19,267
Accumulated Depreciation	5,700	5,537

Properties — Net	13,846	13,730

Investment in Conrail	4,683	4,678
Affiliates and Other Companies	494	515
Other Long-term Assets	1,018	934

Total Assets	$22,073	$21,760

Liabilities
Current Liabilities
Accounts Payable	$864	$827
Labor and Fringe Benefits Payable	377	397
Casualty, Environmental and Other Reserves	313	280
Current Maturities of Long-term Debt	425	426
Short-term Debt	154	2
Income and Other Taxes Payable	109	123
Other Current Liabilities	124	155

Total Current Liabilities	2,366	2,210
Casualty, Environmental and Other Reserves	822	836
Long-term Debt	6,970	6,886
Deferred Income Taxes	3,780	3,752
Other Long-term Liabilities	1,651	1,623

Total Liabilities	15,589	15,307

Shareholders’ Equity
Common Stock, $1 Par Value	215	215
Other Capital	1,585	1,579
Retained Earnings	4,968	4,957
Accumulated Other Comprehensive Loss	(284)	(298)

Total Shareholders’ Equity	6,484	6,453

Total Liabilities and Shareholders’ Equity	$22,073	$21,760

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in Millions)

	(Unaudited)
	Quarters Ended
	Mar. 26,	Mar. 28,
	2004	2003
Operating Activities
Net Earnings	$30	$99
Adjustments to Reconcile Net Earnings to Net Cash Provided:
Depreciation	167	160
Deferred Income Taxes	(11)	18
Cumulative Effect of Accounting Change — Net of Tax	—	(57)
Restructuring Charge	59	—
Other Operating Activities	28	22
Changes in Operating Assets and Liabilities:
Accounts Receivable	4	(73)
Other Current Assets	(51)	(31)
Accounts Payable	27	51
Other Current Liabilities	(49)	(145)

Net Cash Provided by Operating Activities	204	44

Investing Activities
Property Additions	(264)	(150)
Net Proceeds from Divestitures	—	214
Short-term Investments — Net	(132)	(1)
Other Investing Activities	(25)	(32)

Net Cash Provided (Used) by Investing Activities	(421)	31

Financing Activities
Short-term Debt — Net	152	12
Long-term Debt Issued	50	67
Long-term Debt Repaid	(32)	(95)
Dividends Paid	(21)	(21)
Other Financing Activities	2	(6)

Net Cash Provided (Used) by Financing Activities	151	(43)

Cash, Cash Equivalents and Short-term Investments
Net Increase (Decrease) in Cash and Cash Equivalents	(66)	32
Cash and Cash Equivalents at Beginning of Period	296	127

Cash and Cash Equivalents at End of Period	230	159
Short-term Investments at End of Period	217	135

Cash, Cash Equivalents and Short-term Investments at End of Period	$447	$294

CSX Corporation and Subsidiaries	Quarterly Flash

BUSINESS SEGMENTS (Unaudited)(a)
(Dollars in Millions)
Quarters Ended Mar. 26, 2004 and Mar. 28, 2003

					Surface
	Rail		Intermodal		Transportation
	2004	2003	2004	2003	2004	2003
Operating Revenue	$1,605	$1,531	$310	$302	$1,915	$1,833
Operating Expense
Labor and Fringe	666	648	19	19	685	667
Materials, Supplies and Other	365	339	50	49	415	388
Conrail Rents, Fees and Services	87	86	—	—	87	86
Building and Equipment Rent	102	107	34	31	136	138
Inland Transportation	(101)	(99)	175	173	74	74
Depreciation	150	145	10	8	160	153
Fuel	154	158	—	—	154	158
Miscellaneous	—	—	—	—	—	—
Restructuring Charge(c)	50	—	3	—	53	—

Total Operating Expense	1,473	1,384	291	280	1,764	1,664

Operating Income (Loss)	$132	$147	$19	$22	$151	$169

Operating Ratio	91.8%	90.4%	93.9%	92.7%	92.1%	90.8%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	International		Eliminations/
	Terminals		Other(b)		Total
	2004	2003	2004	2003	2004	2003
Operating Revenue	$48	$56	$—	$127	$1,963	$2,016
Operating Expense
Labor and Fringe	13	13	1	59	699	739
Materials, Supplies and Other	20	19	—	47	435	454
Conrail Rents, Fees and Services	—	—	—	—	87	86
Building and Equipment Rent	2	2	(3)	6	135	146
Inland Transportation	—	2	—	16	74	92
Depreciation	3	2	2	2	165	157
Fuel	—	—	—	15	154	173
Miscellaneous	2	3	(8)	(11)	(6)	(8)
Restructuring Charge(c)	6	—	—	—	59	—

Total Operating Expense	46	41	(8)	134	1,802	1,839

Operating Income (Loss)	$2	$15	$8	$(7)	$161	$177

Operating Ratio	95.8%	73.2%

(a)	Prior periods have been reclassified to conform to the current presentation.

(b)	Eliminations/Other consists of the following:

(1)	Reclassification of International Terminals minority interest expense

(2)	Operations of CSX Lines for 2003 and gain amortization in both years

(3)	In 2003, expenses related to the retirement of the Company’s former Chairman and Chief Executive Officer

(4)	Other items

(c)	Restructuring charge is for (1) separation expenses related to the management restructuring announced in November 2003 at Surface Transportation and for (2) International Terminals restructuring initiatives in an effort to maintain and improve productivity standards in light of current business conditions.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION TRAFFIC AND REVENUE(a)
Loads (Thousands); Revenue (Dollars in Millions)

	First Quarter Loads			First Quarter Revenue
	2004	2003	% Change	2004	2003	% Change
Merchandise
Phosphates and Fertilizers	120	117	3%	$89	$87	2%
Metals	94	88	7	119	110	8
Forest and Industrial Products	150	148	1	205	195	5
Agricultural and Food	115	115	—	172	168	2
Chemicals	139	137	1	256	250	2
Emerging Markets	112	101	11	117	112	4

	730	706	3	958	922	4
Automotive	125	131	(5)	202	208	(3)
Coal, Coke and Iron Ore
Coal	403	373	8	405	370	9
Coke and Iron Ore	17	12	42	17	13	31

	420	385	9	422	383	10
Other	—	—	—	23	18	28

Total Rail	1,275	1,222	4	1,605	1,531	5

Intermodal
Domestic	254	247	3	192	183	5
International	295	279	6	117	113	4
Other	—	—	—	1	6	(83)

Total Intermodal	549	526	4	310	302	3

Total Surface Transportation	1,824	1,748	4%	$1,915	$1,833	4%

(a)	Prior periods have been reclassified to conform to the current presentation.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS

REVENUE

Merchandise

Merchandise again showed strong growth in the first quarter with revenue up 4 percent on volume growth of 3 percent. All markets showed year-over-year improvements in revenue.

•	Phosphates and Fertilizers – Quarterly volume and revenue were favorable versus 2003. Growth was driven by strength in nitrogen, ammonia, potash and sulphur markets. Strength in domestic phosphate rock shipments offset weakness in export phosphates.

•	Metals – Quarterly revenue and volume were favorable 8 percent and 7 percent, respectively, year over year. Continued growth was largely driven by strong global steel demand, particularly from China. The scrap, sheet steel and plate markets have been key growth drivers.

•	Forest and Industrial Products – Construction demand during the first quarter drove continued growth in building products. General economic strength, as well as strength in paper exports, also contributed to both favorable revenue and volume for the quarter.

•	Agricultural and Food – Strong gains in wheat, feed grain, feed ingredients and flour offset weaknesses in exports, alcoholic beverages, sweeteners, and soybeans. The short U.S. soybean crop limited the quantity of beans available for rail moves. Sweeteners continue to be negatively impacted by source shifts and a plant closure.

•	Chemical – Quarterly volume and revenue were favorable versus 2003. Sulfuric acid enjoyed a 9 percent increase, due in large part to a plant closure and related source shifts favorable to rail. The chlor-alkali market was up 4 percent versus 2003 on account of a rebounding pulp and paper market, as well as continuing strong demand in the PVC resin market. Liquid petroleum gas weakness reflects a slightly warmer winter versus 2003 and domestic supply problems that prompted increased use of offshore product.

•	Emerging Markets – First quarter revenues were up 4 percent on 11 percent volume growth. Double-digit growth was achieved in aggregates, cement, fly ash, municipal solid waste, and automotive shredder residue markets. Military and machinery traffic showed year-over-year weakness during the first quarter, which impacted revenue per carload.

Automotive

Revenue and volume results were unfavorable year over year. Despite a 4 percent increase in vehicle sales year over year, inventories remain high with production flat. Several CSXT-served assembly plants were down for inventory adjustments. Plant closure and industry strikes also negatively impacted performance. Aggressive new vehicle incentives weakened the remarketed vehicle market.

Coal, Coke and Iron Ore

Coal, coke and iron ore experienced 10 percent revenue growth on 9 percent volume growth, primarily due to strength in export, river and southern utilities markets. Strength in export resulted from continued high European steam coal demand and increased demand from Asia. Pricing and modal conversions also contributed to gains. All lines of business experienced favorable year-over-year gains except northern utilities.

Other

Other revenue for 2004 includes $14 million for Four Rivers Transportation (“FRT”), a short-line railroad consolidated in 2004 pursuant to FASB Interpretation No. 46. Prior to 2004, FRT was accounted for under the equity method.

Intermodal

•	Domestic – Revenue growth of 5 percent and volume growth of 3 percent were supported by transloading and new container programs. Strength in the trucking brokerage initiative continued.

•	International – Volumes remained high due to strength of import markets partially offset by loss of transcontinental volume to western carriers.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS (continued)

EXPENSE

Labor and Fringe expenses increased $18 million in the first quarter of 2004 versus the prior year. The effects of inflation continue to drive labor and fringe expense increases, along with increases in pension and incentive compensation expense of $10 million and a $4 million increase resulting from the consolidation of FRT. These costs were partially offset by benefits realized from reduced staffing levels.

Materials, Supplies and Other expenses increased $27 million period over period, primarily due to volume and inflation related expenses as well as an increase in expenses related to derailments, property and sales taxes of $6 million and consolidation of FRT of $5 million.

Building and Equipment Rent decreased $2 million primarily due to $6 million in recoveries and settlements offset by unfavorable mix, volume and utilization.

Depreciation expenses increased $7 million due to an increase in depreciable base partially offset by revised depreciation rates resulting from the Company’s life study completed in the third quarter of 2003.

Fuel expenses decreased $4 million in the first quarter of 2004 as compared to 2003. Favorable developments in fuel prices during the three-month period ended March 26, 2004, versus the comparable period in 2003, were offset by an $11 million increase due to volume and efficiency issues. Additionally, fuel expenses were favorably affected by $8 million of recoveries associated with foreign line fuel billing disputes.

Restructuring Charge of $53 million represents the current charge for separation expenses related to the management restructuring announced in November 2003 at Surface Transportation.

CSX Corporation and Subsidiaries	Quarterly Flash

RAIL OPERATING STATISTICS (a)

	First Quarter
	2004	2003	% Change
Coal (Millions of Tons)
Domestic:
Utility	33.6	32.4	4%
Other	5.8	4.9	18

Total Domestic	39.4	37.3	6
Export	3.3	2.2	50

Total	42.7	39.5	8

Revenue Ton-Miles (Billions)
Merchandise	33.9	32.8	3
Automotive	2.1	2.2	(5)
Coal	18.7	16.9	11
Intermodal	5.4	5.1	6

Total	60.1	57.0	5

Gross Ton-Miles(b) (Billions)
Total Gross Ton-Miles	115.0	108.8	6%
Service Measurements
Personal Injury Frequency Index (Per 100 Employees)	2.27	2.27	—%
FRA Train Accidents Frequency (Per Million Train Miles)	4.85	3.99	(22)
Average, All Trains (Miles Per Hour)	20.9	21.3	(2)
Average System Dwell Time (Hours)	27.2	25.0	(9)
Average Total Cars-On-Line	230,746	231,531	—
On -Time Originations	52.8%	63.4%	(17)
On -Time Arrivals	47.4%	60.5%	(22)
Average Recrews (Per Day)	60.0	46.0	(30)%

(a)	Amounts for 2004 are estimated.

(b)	Amounts exclude locomotive gross ton-miles.

SURFACE TRANSPORTATION FUEL STATISTICS

	First Quarter
	2004	2003
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	158.7	148.5
Price Per Gallon (Dollars)	$1.0171	$1.0618
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$7.1

CSX Corporation and Subsidiaries	Quarterly Flash

INTERNATIONAL TERMINALS

OPERATING RESULTS

Revenue decreased $8 million to $48 million for the first quarter of 2004, compared to $56 million in the prior quarter, primarily due to the loss of a significant customer at its Hong Kong operations.

Expense increased $5 million to $46 million for the first quarter of 2004, compared to $41 million in the prior quarter, primarily attributable to $6 million restructuring charges recorded related to initiatives to maintain and improve productivity standards in light of current business conditions.

Operating income decreased $13 million for the first quarter of 2004, as compared to the prior quarter.

OPERATING STATISTICS(a)

	(Unaudited)
	First Quarter
	2004	2003
Gross Revenue (Dollars in Millions)	$95	$98
Gross Lifts	823,722	726,676
Average Port Productivity (Port Moves Per Crane Per Hour)	29.8	31.2

(a)	Includes all consolidated and unconsolidated subsidiaries of CSX World Terminals.

CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in Millions, Except Per Share Amounts) (All Per Share Amounts Assume Dilution)

	Revenue			Operating Income			Earnings Per Share
	2004(g)	2003	2002(c)	2004(g)	2003(d)(e)(f)	2002(c)	2004(g)	2003 (a)(d)(e)(f)	2002(b)
First Quarter	$1,963	$2,016	$1,964	$161	$177	$212	$.14	$.46	$.12
Second Quarter		1,942	2,073		285	321		.59	.63
Third Quarter		1,882	2,055		(98)	276		(.48)	.60
Fourth Quarter		1,953	2,060		262	318		.57	.64

Year	$1,963	$7,793	$8,152	$161	$626	$1,127	$.14	$1.14	$1.99

(a)	First quarter 2003 includes a credit of $57 million after tax, 26 cents per share, as a result of a cumulative effect of an accounting change for asset retirement obligations.

(b)	First quarter 2002 includes a charge of $43 million after tax, 20 cents per share, as a result of the cumulative effect of an accounting change for indefinite lived intangible assets.

(c)	In the first quarter of 2003, CSX conveyed its interest in CSX Lines. Revenue from CSX Lines is included in previous quarters of $127 million in the first quarter of 2003, $161 million, $189 million, $215 million and $189 million for the first, second, third and fourth quarters of 2002, respectively. CSX Lines’ operating income is included in previous quarters of $1 million in the first quarter of 2003, $1 million, $9 million, $22 million and $6 million for the first, second, third and fourth quarters of 2002, respectively.

(d)	In the third quarter of 2003, the Company changed its estimate of casualty reserves to include an estimate of incurred but not reported claims for asbestos and other occupational injuries. In conjunction with the change in estimate, the Company recorded a charge of $232 million, $145 million after tax, 68 cents per share, in the third quarter of 2003 to increase its provision for casualty claims.

(e)	In the third quarter of 2003, CSX entered into two settlement agreements with Maersk which resolved all material disputes pending between the companies arising out of the 1999 sale of the international container-shipping assets. The effect is to reduce the Company’s earnings by $108 million pretax, $67 million after tax, or 31 cents per share.

(f)	In the fourth quarter of 2003, the Company recorded $34 million pretax, $21 million after tax, and 10 cents per share, as the initial charge for separation expenses related to the management restructuring announced in November 2003 at Surface Transportation. In addition, the Company recorded a $22 million pretax, $14 million after tax, 6 cents per share, credit related to revised estimates for railroad retirement taxes and the amounts of benefits to be paid to individuals under the $1.3 billion charges for separation plans initially recorded in 1991 and 1992.

(g)	In the first quarter of 2004, the Company recorded $59 million pretax, $37 million after tax, 17 cents per share, for (1) separation expenses related to the management restructuring announced in November 2003 at Surface Transportation and for (2) International Terminals restructuring initiatives in an effort to maintain and improve productivity standards in light of current business conditions.

CSX Corporation and Subsidiaries	Quarterly Flash

FINANCIAL MEASURES (Unaudited)

	Quarters Ended
	Mar. 26,	Mar. 28,
	2004	2003
Working Capital Deficit (Dollars in Millions)	$(334)	$(620)
Current Ratio	0.9	0.7
Short-term Debt (Dollars in Millions)	$154	$155
Debt Ratio(a)	51%	51%
All-in Debt Ratio(b)	54%	55%
12-Month Rolling Return on Assets	0.8%	2.1%
12-Month Rolling Return on Equity	2.8%	7.0%

(a)	Adjusted to include 42 percent of Conrail obligations.

(b)	Adjusted to include off-balance sheet financing, leases, and 42 percent of Conrail obligations.

OTHER INCOME (EXPENSE) (Unaudited)

(Dollars in Millions)

	Quarters Ended
	Mar. 26,	Mar. 28
	2004	2003
Interest Income	$3	$4
Income (Loss) from Real Estate and Resort Operations	(7)	1
Discounts on Sales of Accounts Receivable	—	(6)
Minority Interest	(9)	(11)
Equity in Losses of Other Affiliates	(1)	—
Miscellaneous	4	2

Total	$(10)	$(10)

Gross Revenue from Real Estate and Resort Operations Included in Other Income	$27	$35

EMPLOYEE COUNTS BY SEGMENT — ESTIMATED(a)

	2004	2003
	Feb.	Nov.	Aug.	May	Feb.
Surface Transportation
Rail	31,863	32,160	33,245	33,533	32,547
Intermodal	1,126	1,114	1,115	1,115	1,122
Technology and Corporate	697	810	839	858	887

Total Surface Transportation	33,686	34,084	35,199	35,506	34,556

International Terminals	874	1,001	1,006	1,013	1,035

Other	1,095	1,623	1,851	1,752	1,129

Total	35,655	36,708	38,056	38,271	36,720

(a)	Prior periods have been reclassified to conform to current presentation.